EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of our report dated March 11, 2005 (October 15, 2007, as to the effects of the discontinued operations described in Note 9) relating to the consolidated financial statements of Equity One, Inc. and subsidiaries for the year ended December 31, 2004, appearing in the Prospectus, which is part of this Registration Statement.
We also consent to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Miami, Florida
October 15, 2007